UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2026

CENTURION ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42127	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

667 Madison Avenue

5th Floor

New York, New York 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 527-7350 ext. 619

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ALFUU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ALF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ALFUW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 to the extent required.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required.

A copy of the amendment to the Articles (as defined below) is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2026, Centurion Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) at which its shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which the Company must consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar initial business combination from June 12, 2026 to June 12, 2027 (the “Extended Date”), or an earlier date than the Extended Date as determined by the Company’s board of directors and included in a public announcement (the “Extension Amendment”).

The following is a tabulation of the votes with respect to the Extension Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
21,799,309	8,283,145	0

In addition, on June 16, 2026, the Company filed with the Cayman Islands Registrar of Companies a notice of the special resolution amending the Articles. Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Amendment.

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 23,802,843 Class A ordinary shares, par value $0.0001 per share, of the Company exercised their right to redeem such shares for a pro rata portion of the funds held in the Company’s trust account (the “Trust Account”) as of June 16, 2026, including any interest earned on the funds held in the Trust Account. As a result, approximately $259.3 million (approximately $10.89 per share) was removed from the Trust Account to pay such holders and approximately $54 million remained in the Trust Account.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Amendment to the Company’s Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURION ACQUISITION CORP.

By:	/s/ Mark Gerhard
Name:	Mark Gerhard
Title:	Chief Executive Officer and Director

Date: June 16, 2026

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